Exhibit 99.1

TALOS ENERGY ANNOUNCES SUCCESSFUL DRILLING OF TORNADO ATTIC WELL

Houston, Texas, June 3, 2021 – Talos Energy Inc. (“Talos” or the “Company”) (NYSE: TALO) today provided an update regarding successful drilling operations on the Company’s Tornado 3 sidetrack well (“Tornado Attic” well), which successfully discovered pay in-line with pre-drill expectations. Talos holds a 65.0% working interest in the Tornado field and is the operator with Kosmos Energy also holding a 35% working interest.

The Tornado Attic well was designed to optimize recovery and was drilled approximately 4,500 feet from the Tornado water flood injection well and 1,550 feet away from the closest existing producer well. Drilling operations were conducted from the Seadrill West Neptune rig and encountered approximately 85 gross (63 net) feet of true vertical thickness pay in the B6 Upper Zone with rock properties and reservoir consistent with internal modeling and pre-drill expectations. The Company will immediately move to the completion phase. As a result of the existing infrastructure in place and accelerated completion timeline, production is expected by the third quarter of 2021, ahead of initial expectations. Talos expects the Attic Well to produce approximately 8-10 thousand barrels of oil equivalent per day (“MBoe/d”) gross (approximately 80% oil) once online.

The Tornado field was discovered in 2016 and is located approximately three miles south of the Company’s Phoenix complex, which was acquired in 2013 and utilizes the HP-I floating production facility. To date the Tornado field has produced approximately 34 million barrels of oil equivalent (“MMBoe”) gross, approximately 80% of which is oil. In 2020, Talos initiated the intra-well waterflood project, drilling an injection well which sources water from a large aquifer above the producing B-6 Sand. Known as a “dump flood”, the project is one of the first of its kind in a subsea, deepwater environment. The higher pressured aquifer naturally injects over 20,000 barrels of water a day into the lower pressured producing reservoir at the downdip boundary of the geological formation, creating reservoir energy to help maintain production and increase ultimate recovery throughout the Tornado field.

Talos President and Chief Executive Officer Timothy S. Duncan commented: “We are pleased to announce success with our latest Tornado well, which will optimize recovery from the field and builds on the success of the recent water flood project where our multi-disciplinary team has done a fantastic job. More broadly, this success highlights our diversity of project inventory, spanning a wide range of target sizes, risk profiles and turnaround times to first production by utilizing infrastructure in place. We look forward to bringing this well online ahead of schedule and to adding production from our prolific Tornado field, which has been a steady, material contributor to our Company’s success since it was discovered over five years ago.”

ABOUT TALOS ENERGY

Talos Energy (NYSE: TALO) is a technically driven independent exploration and production company focused on safely and efficiently maximizing cash flows and long-term value through its operations, currently in the United States Gulf of Mexico and offshore Mexico. As one of the U.S. Gulf of Mexico’s largest public independent producers, we leverage decades of geology, geophysics and offshore operations expertise towards the acquisition, exploration, exploitation and development of assets in key geological trends that are present in many offshore basins around the world. Our activities in offshore Mexico provide high impact exploration opportunities in an oil rich emerging basin. For more information, visit www.talosenergy.com.

INVESTOR RELATIONS CONTACT

Sergio Maiworm

+1.713.328.3008

investor@talosenergy.com

CAUTIONARY STATEMENT ABOUT FORWARD-LOOKING STATEMENTS

This communication may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical fact included in this communication, regarding our strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects, plans and objectives of management are forward-looking statements. When used in this communication, the words “could,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” “forecast, “may,” “objective,” “plan” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on our current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events.

TALOS ENERGY INC.	333 Clay St., Suite 3300, Houston, TX 77002

We caution you that these forward-looking statements are subject to numerous risks and uncertainties, most of which are difficult to predict and many of which are beyond our control. These risks include, but are not limited to, commodity price volatility, including the sharp decline in oil prices beginning in March 2020, the impact of the coronavirus disease 2019 (“COVID-19”) and governmental measures related thereto on global demand for oil and natural gas and on the operations of our business, the ability or willingness of the Organization of Petroleum Exporting Countries (“OPEC”) and non-OPEC countries, such as Saudi Arabia and Russia, to set and maintain oil production levels and the impact of any such actions, lack of transportation and storage capacity as a result of oversupply, government regulations and actions or other factors, inflation, lack of availability of drilling and production equipment and services, environmental risks, drilling and other operating risks, regulatory changes, the uncertainty inherent in estimating reserves and in projecting future rates of production, cash flow and access to capital, the timing of development expenditures, the possibility that the anticipated benefits of recent acquisitions are not realized when expected or at all, including as a result of the impact of, or problems arising from, the integration of such acquisitions, and other factors that may affect our future results and business, generally, including those discussed under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC on March 11, 2021 and our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2021, filed with the SEC on May 6, 2021.

Should one or more of these risks occur, or should underlying assumptions prove incorrect, our actual results and plans could differ materially from those expressed in any forward-looking statements. All forward-looking statements, expressed or implied, are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that we or persons acting on our behalf may issue. Except as otherwise required by applicable law, we disclaim any duty to update any forward-looking statements, to reflect events or circumstances after the date of this communication.

Estimates for our future production volumes are based on assumptions of capital expenditure levels and the assumption that market demand and prices for oil and gas will continue at levels that allow for economic production of these products. The production, transportation, marketing and storage of oil and gas are subject to disruption due to transportation, processing and storage availability, mechanical failure, human error, hurricanes and numerous other factors. Our estimates are based on certain other assumptions, such as well performance, which may vary significantly from those assumed. Therefore, we can give no assurance that our future production volumes will be as estimated.

TALOS ENERGY INC.	333 Clay St., Suite 3300, Houston, TX 77002